UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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FITT HIGHWAY PRODUCTS, INC.
(Name of Registrant Specified In Its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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Date Filed: June 27, 2013

 FITT HIGHWAY PRODUCTS, INC.

P.O. Box 4709

Mission Viejo, CA 92690

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

PRELIMINARY COPY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

June 27, 2013

To the Stockholders of FITT HIGHWAY PRODUCTS, INC.:

NOTICE IS HEREBY GIVEN, that the holders of the outstanding shares of the common stock (“Common Stock”) and the preferred stock (“Preferred Stock”) of FITT Highway Products, Inc. (“Company”) who, in the aggregate, hold a majority of the voting power of all shares of the Company’s common and preferred stock entitled to vote have, by written consent in lieu of a special meeting of the Company’s stockholders on June 12, 2013, approved of the following action (“Action”):

(1) Entry into a Merger and Reorganization Agreement (the “Agreement) by and between FITT Highway Products, Inc., a Nevada corporation and F.I.T.T. Energy Products, Inc., a Nevada corporation (“Energy”), whereby Energy will be merged into the Company, with the Company being the surviving entity (the “Merger”).

The cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Your vote is not required to approve the foregoing action, and the enclosed Information Statement is not a request for your vote or a proxy. The accompanying information statement is furnished only to inform stockholders of the Action taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about July 8, 2013, and we anticipate an effective date of the Actions to be July 28, 2013, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.  No dissenters’ rights are afforded to our stockholders under Nevada law in connection with the Action described more fully below.

This Notice and the attached Information Statement are being sent to you for informational purposes only, and you are not being asked to take any action with respect to the Action.

By Order of the Board of Directors,

By:	/s/ Michael R. Dunn
Michael R. Dunn
Chief Executive Officer and
Member of the Board of Directors

By:	/s/Derek Jones
Derek Jones
Member of the Board of Directors

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PRELIMINARY INFORMATION STATEMENT

FITT HIGHWAY PRODUCTS, INC.

a Nevada corporation

P.O. Box 4709

Mission Viejo, CA 92690

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement (“Information Statement”) has been filed with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is being furnished to the holders of the outstanding shares of common stock (par value $0.001) of FITT Highway Products, Inc., a Nevada corporation (“Company,” “we,” “us,” “our,” or similar terms).  Effective June 12, 2013, pursuant to Section 78.320 of the Nevada Revised Statutes, the Company received, by written consent in lieu of a meeting, the approval of stockholders holding 491,301 shares of Common Stock and 105,000 shares of Series A Preferred Stock, which represents 52.5% of the total possible vote authorizing the following action (“Action”):

(1) Entry into a Merger and Reorganization Agreement (the “Agreement) by and between FITT Highway Products, Inc., a Nevada corporation and F.I.T.T. Energy Products, Inc., a Nevada corporation (“Energy”), whereby Energy will be merged into the Company, with the Company being the surviving entity (the “Merger”).

Our Board of Directors (“Board”) fixed June 12, 2013 as the record date for determining the stockholders entitled to vote on the Actions.  Stockholders holding an aggregate of 52.5% of the voting power of the Company as of June 12, 2013, with 491,301 shares of our outstanding common stock (“Common Stock”), with a power of one vote per share, plus 105,000 shares of our outstanding Series A Preferred Stock (“Preferred  Stock”), with a power of ten (10) votes per share, collectively being equal to 52.5% of the total voting power of all of the Company’s capital stock then outstanding, have executed written consent resolutions approving the Action.

As our stockholders holding 52.5% of the voting power of our outstanding capital stock have already approved of the Action by written consent, we are not seeking approval for the Action from any of our remaining stockholders, nor will they be given an opportunity to vote on the Action.  All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to our stockholders of the Action, as required by the Exchange Act.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

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Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated there under, the Action cannot become effective until 20 days after the date this Information Statement is sent to our stockholders.  This Information Statement was mailed to our stockholders on or about July 8, 2013 (“Mailing Date”).  We expect the Action to become effective approximately twenty (20) days after the Mailing Date.  Therefore, the effective date of the Merger is expected to be on or about July 28, 2013 (“Effective Date”).

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN

CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING

YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE CORPORATE ACTIONS

Entry into Merger and Reorganization Agreement with F.I.T.T. Energy Products, Inc. whereby F.I.T.T. Energy Products, Inc. will be merged into the Company with the Company being the surviving entity.

Effective as of June 12, 2013, our Board executed a unanimous written consent authorizing and recommending that our stockholders approve the Company entering into a merger and reorganization agreement (the “Agreement”) whereby F.I.T.T. Energy Products, Inc. (“Energy”) would be merged into the Company with the Company being the surviving entity (the “Merger”).

The Company’s management has advised the Board the Company should enter into the Merger for the reasons provided below:

1. The Company’s management believes that the Merger will allow the Company to proceed forward with and expand its business operations, provide for a greater ability for the Company to raise necessary capital, and presents an opportunity to increase stockholder value.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to approve the Merger, which vote was obtained by a majority written consent of the holders of the issued and outstanding shares of our Common Stock and our Series A Preferred Stock (representing an aggregate 52.5% of the total voting power of all outstanding shares of our Common Stock and Preferred Stock) on June 12, 2013.  The Effective Date of the Merger is expected to be on or about July 28, 2013.

THE MERGER

This section of the information statement and the next section entitled “The Merger Agreement” describe the transaction. Although we believe that the description in this section covers the material terms of the Merger and the transactions, this summary may not contain all of the information that is important to you. You should carefully read the entire Information Statement and the other documents we refer to or incorporate by reference in this information statement for a more complete understanding of the Merger Agreement and the transactions.

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General

The Merger and Reorganization Agreement provides that, as of the effective date of the Merger, F.I.T.T. Energy Products, Inc. will merge with and into the Company, and, as a result, the Company will continue in existence as the surviving corporation under the name FITT Highway Products, Inc.

Recommendation of the Boards

Taking into account all of the material facts, matters and information, including those described above, the Board of Directors of the Company and the board of managers of Energy believe that the Merger Agreement is advisable and fair to and in the best interests of each company and their respective stockholders.

No Independent Financial Advisor

Neither the Company nor Energy has engaged an independent financial advisor to consult on the relative advantages and disadvantages of the transactions.

Federal Securities Laws Consequences

The shares of the Company’s common stock to be issued to Energy Shareholders in the Merger initially will be issued with a restrictive legend until such time as they are registered and a registration statement is declared effective or they qualify for removal of the restrictive legend under federal securities regulations.

Shareholders’ Meeting

Upon completion of the Merger, the Company will hold a shareholders’ meeting to inform shareholders about the details about the Merger and the business plans proceeding forward for the Company.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED ELSEWHERE IN THIS INFORMATION STATEMENT AND THE DOCUMENTS THAT THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. UNLESS THE CONTEXT REQUIRES OTHERWISE, THE USE OF THE COMPANIES, THE COMBINED COMPANY, “US,” OR “WE” REFERS TO THE COMBINED COMPANY OF FITT HIGHWAY PRODUCTS, INC. AND F.I.T.T. ENERGY PRODUCTS, INC. AFTER GIVING EFFECT TO THE MERGER. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO F.I.T.T. ENERGY PRODUCTS, INC. OR US OR THAT ARE NOT CURRENTLY BELIEVED TO BE IMPORTANT TO YOU, IF THEY MATERIALIZE, ALSO MAY ADVERSELY AFFECT THE MERGER AND THE PRICE OF OUR STOCK.

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The following matters, among other things, may have a material adverse effect on the business, financial condition, liquidity, or results of operations of the Company. Reference to these factors in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements. Before you invest in our common stock, you should be aware of various risks, including those described below. Investing in our common stock involves a high degree of risk. You should carefully consider these risk factors, together with all of the other information included in this information statement, before you decide whether to purchase shares of our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related to the Company

Our Common Stock is quoted on the OTC Markets, which may limit the liquidity and price of our Common Stock more than if our Common Stock were quoted or listed on the Nasdaq Stock Market or another national securities exchange.

Our securities are currently quoted on the OTC Markets, Inc., an inter-dealer automated quotation system for equity securities. Quotation of our securities on the Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. As an OTC quoted company, we do not attract the extensive analyst coverage that accompanies companies listed on exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the Bulletin Board. These factors may have an adverse impact on the trading and price of our Common Stock.

The trading price of our common stock may decrease due to factors beyond our control.

Our stock is currently quoted on the OTC Markets.  The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The Securities and Exchange Commission (the “SEC”) has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

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We do not pay dividends on our Common Stock.

We have not paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of The Sarbanes-Oxley Act Of 2002 could have a material adverse effect on our business and stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”) requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

Risks Relating to the Merger

The Company and Energy may not achieve the benefits they expect from the Merger, which may have a material adverse effect on the companies’ business, financial, and operating results.

The Company and Energy intend to enter into the Merger Agreement with the expectation that the Merger will result in benefits to the combined company arising out of the combination of the businesses of the Company and Energy and an active trading market for Company’s common stock. To realize any benefits from the Merger, the combined company’s stock must continue to trade on the OTC Market following the Merger.

The issuance of shares of the Company’s Common Stock to Energy Shareholders in the Merger will substantially dilute the percentage ownership interests of current Company stockholders.

If the Merger is completed, it is anticipated that the Company will issue to Energy Shareholders approximately 33,000,000 shares in connection with the Merger. Upon completion of the Merger, the former Energy Shareholders will be issued shares of our common stock, representing in the aggregate up to approximately 95% of Company’s outstanding common stock on a fully-diluted basis immediately following the Merger.

The number of Shares to be issued to Energy Shareholders is dependent on a third-party valuation report which will be completed prior to the closing of the Merger.

The Board of Directors of the Company entered into the Merger Agreement with Energy without having begun or completed an independent valuation of Energy. The terms of the Merger Agreement requires that Energy is valued at a number at least nine (9) times that of the Company. If the valuation comes back at less than that, Energy has the right to terminate the Merger. If the valuation does not come back at a number acceptable for Energy to proceed forward, the Company’s operations and financial results will be materially adversely affected. Furthermore, because the terms of the Merger Agreement rely on the third-party valuation, the number of Shares to be issued to Energy shareholders and the dilution that will occur pursuant to the Merger is entirely dependent on the third-party valuation, over which management of the Company has no control.

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Material United States Federal Income Tax Consequences

General

Company shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the Merger based on their own circumstances, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Accounting Treatment

It is anticipated that the Merger will be treated as a recapitalization of Energy under generally accepted accounting principles.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following information concerns the compensation of the named executive officer for each of the last two completed fiscal years:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael R. Dunn, CEO, CFO (1)	2012	$218,791	$-0-	$-0-	$-0-	$-0-	$-0-	$218,791
	2011	$208,373	$-0-	$-0-	$-0-	$-0-	$-0-	$208,373

(1)	Joined us May 28, 2008. For 2012 and 2011, only $500 and $1,000, respectively, of Mr. Dunn’s salary was paid. The remainder was accrued.

Outstanding Equity Awards At Fiscal Year-End

There were no unexercised stock options, stock that has not vested, or equity incentive plan awards for any named officer outstanding at the end of the last fiscal year:

Compensation of Directors

The directors of the Company received the following compensation in fiscal year 2012 for their services as directors.

Director Compensation

On October 15, 2009 the Board of Directors approved a program to compensate our outside directors at the rate of $3,000 per calendar quarter in cash or in equivalent value of shares of our common stock.  All directors are entitled to reimbursement of expenses incurred in the performance of their duties as directors, including their attendance at Board of Directors meetings.

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During 2012 and 2011, the Company accrued director’s fees for Derek Jones in the amount of $12,000 and $12,000, respectively.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Derek Jones	2012	$12,000	0	0	0	0	0	$12,000(1)
	2011	$12,000	0	0	0	0	0	$12,000(1)

(1) These fees have accrued but have not been paid.

Stock Options

During the last two fiscal years, the officers and directors of the Company have received no stock options and no stock options are outstanding for them.

Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	0	13,889

TOTAL	0	0	13,889

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the Common Stock and Preferred Stock ownership as of the date of this Report, with respect to: (i) each person who is known to the Company to beneficially own more than 5% of the Company’s common stock; (ii) each officer and director; and (iii) all directors and officers as a group; based upon 1,985,949 shares of Common Stock outstanding and 105,000 shares of Preferred Stock outstanding.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership	Percent Ownership of Class(2)	Amount and Nature of Beneficial Ownership	Percent Ownership of Class
Michael R. Dunn, CEO, CFO, Secretary, and Director	319,667	16.1%	-0-	0.0%
Derek Jones, Director	1,667	*	-0-	0.0%
All executive officers and directors as a group (two persons)	321,334	16.2%	-0-	0.0%
Who’s Ya Daddy, Inc.	100,000	5.0%	-0-	0.0%
Horwitz, Cron & Armstrong, LLP	100,000	5.0%	-0-	0.0%
F.I.T.T. Energy Products, Inc.(3)	29,167	1.5%	105,000	100.0%

*Less than 1%.

(1)  c/o our address, P.O. Box 4709, Mission Viejo, CA  92690, unless otherwise noted.

(2)   Except as otherwise indicated, we believe that the beneficial owners of common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3) Our CEO, Michael Dunn, is an owner of F.I.T.T. Energy Products, Inc., and exercises shared voting and investment power over the shares held by F.I.T.T. Energy Products, Inc. Mr. Dunn, disclaims beneficial ownership of the 29,167 shares of Common Stock and 105,000 shares of Preferred Stock held by F.I.T.T. Energy Products, Inc. except to the extent of his pecuniary interest in the entity. The address of F.I.T.T. Energy Products, Inc. is P.O. Box 4709, Mission Viejo, CA 92690.

There are no agreements between or among any of the shareholders that would restrict the issuance of Shares in a manner that would cause any change in control of the Company. There are no voting trusts, pooling arrangements or similar agreements in the place between or among any of the shareholders, nor do the shareholders anticipate the implementation of such an agreement in the near future.

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INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Company’s Chief Executive Officer, Michael R. Dunn, is also Chief Executive Officer of Energy. Upon completion of the Merger, Mr. Dunn will hold shares of the Company representing approximately 30% to 35% of the Company.

NO DISSENTERS’ RIGHTS

Under the Nevada Revised Statutes, our dissenting stockholders are not entitled to appraisal rights with respect to the Action, and we will not independently provide our stockholders with any such right.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing the Information Statement in connection with the Action.  Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Information Statement to beneficial owners.  We will, upon request, reimburse those persons and entities for expenses incurred in forwarding this Information Statement to our stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to our corporate counsel at Horwitz, Cron & Armstrong, LLP, Attn: Lawrence W. Horwitz, Esq., 26475 Rancho Parkway South, Lake Forest, CA 92630.

BY ORDER OF THE COMPANY’S BOARD OF DIRECTORS

By:	/s/ Michael R. Dunn
Michael R. Dunn
Chief Executive Officer, Secretary and
Member of the Board of Directors

By:	/s/ Derek Jones
Derek Jones
Member of the Boardof Directors

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